EXHIBIT 99.2

DIGITAL PAYMENTS PROCESSING LIMITED

FINANCIAL STATEMENTS

Six Months Ended September 30, 2012

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DIGITAL PAYMENTS PROCESSING LIMITED

UNAUDITED BALANCE SHEET

September 30, 2012

	Notes
	1	(Rs.)	(US$)
ASSETS
Current Assets
Cash and equivalents		6,197,611	117,113
Inventory		9,000,000	170,068
Advances		1,116,280	21,094
Prepaid expenses		1,108,065	20,938

Total Current Assets		17,421,956	329,213

Tangible Assets	5	4,017,204	75,911

Other Assets
Deposits		3,795,000	71,712
Deferred tax assets		1,388,195	26,232
Deferred tax valuation allowance		(1,388,195)	(26,232)
Organization costs	7	1,708,010	32,275
Due from related party	6	20,839,086	393,785

Total Other Assets		26,342,096	497,772

Total Assets		47,781,256	902,896

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable		736,500	13,917
Accrued expenses		3,054,205	57,714
Duties and taxes		9,155,855	173,013

Total Current Liabilities		12,946,560	244,644

Shareholders’ Equity
Equity shares of Rs. 10 each,	3
1,000,000 authorized, 344,700 issued and outstanding	6	3,447,000	65,136
Share premium	6	134,600,975	2,543,480
Share applications	6	35,405,785	669,044
Accumulated deficit		(138,619,064)	(2,619,408)

Total Shareholders’ Equity		34,834,696	658,252

Total Liabilities And Shareholders’ Equity		47,781,256	902,896

The accompanying notes are an integral part of these financial statements.

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DIGITAL PAYMENTS PROCESSING LIMITED

UNAUDITED STATEMENT OF OPERATIONS

Six Months Ended September 30, 2012

	Notes
	1	(Rs.)	(US$)
Related Party Revenues	2	9,546,012	180,386

Costs And Expenses
Related party fees	2	15,000,000	283,447
Selling, general and administrative expenses		51,279,396	968,998
Depreciation and amortization		244,002	4,611
Donation of business	4	55,000,000	1,039,305

Total Costs And Expenses		121,523,398	2,296,361

Pretax Loss		(111,977,386)	(2,115,975)

Income Taxes
Deferred		1,119,774	21,160
Deferred valuation allowance		(1,119,774)	(21,160)

		—	—

Net Loss		(111,977,386)	(2,115,975)

Net loss per share, basic and diluted		(452.58)	(8.55)
Weighted average shares outstanding, basic and diluted		247,418	247,418

The accompanying notes are an integral part of these financial statements.

DIGITAL PAYMENTS PROCESSING LIMITED

UNAUDITED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

Six Months Ended September 30, 2012

	Notes	Equity Shares		Share Premium	Share Applications	Accumulated Deficit	Total
	1	Shares	(Rs.)	(Rs.)	(Rs.)	(Rs.)	(Rs.)	(US$)
Balance, March 31, 2011		104,709	1,047,090	62,666,220	—	(26,641,678)	37,071,632	728,466

Shares issued	3	239,991	2,399,910	71,934,755	—	—	74,334,665	1,404,661
Applications received	6	—	—	—	35,405,785	—	35,405,785	669,044
Net loss		—	—	—	—	(111,977,386)	(111,977,386)	(2,115,975)
Exchange rate effect		—	—	—	—	—	—	(27,944)

Balance, September 30, 2012		344,700	3,447,000	134,600,975	35,405,785	(138,619,064)	34,834,696	658,252

The accompanying notes are an integral part of these financial statements.

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DIGITAL PAYMENTS PROCESSING LIMITED

UNAUDITED STATEMENT OF CASH FLOWS

Six Months Ended September 30, 2012

	Notes
	1	(Rs.)	(US$)
Cash Flows From Operating Activities
Net loss		(111,977,386)	(2,115,975)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization		730,994	13,813
Donation of business	4	55,000,000	1,039,305
Changes in operating assets and liabilities:
Advances		(1,080,805)	(20,423)
Prepaid expenses		(1,108,065)	(20,938)
Deposits		(1,178,302)	(22,266)
Accounts payable		466,633	8,818
Accrued expenses		1,633,178	30,861
Duties and taxes		6,314,316	119,318
Due from related parties	6	(33,007,975)	(623,733)

Net cash used by operating activities		(84,207,412)	(1,591,220)

Cash Flows From Investing Activities
Business acquisition	4	(55,000,000)	(1,039,305)
Tangible assets purchased		(1,782,036)	(33,674)
Tangible assets transferred from related party	6	(2,722,160)	(51,439)

Net cash used in investing activities		(59,504,196)	(1,124,418)

Cash Flows From Financing Activates
Equity shares issued	3	74,334,665	1,404,661
Share applications	3	35,405,785	669,044

Net cash provided by financing activities		109,740,450	2,073,705

Exchange Rate Effect On Cash		—	(30,279)

Decrease in cash and cash equivalents		(33,971,158)	(672,212)
Cash and equivalents, beginning of year		40,168,769	789,325

Cash and equivalents, end of period		6,197,611	117,113

The accompanying notes are an integral part of these financial statements.

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DIGITAL PAYMENTS PROCESSING LIMITED

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Six Months Ended September 30, 2012

Digital Payments Processing Limited (“Company”) is a public limited company registered under the provisions of Companies Act, 1956 in India incorporated on February 16, 2012. It is headquartered in Mumbai, India.

1	Significant Accounting Policies

A	Basis of Preparation of Financial Statements

The Company is a small and medium sized company as defined in the General Instructions in respect of Accounting Standards notified under the Companies Act, 1956. Accordingly, the Company has complied with the Accounting Standards as applicable to a small and medium sized company.

The financial statements have been prepared and reported in Indian rupees (“Rs.”) under the historical cost convention in accordance with the generally accepted accounting principles in India. With respect to these financial statements, there are no significant differences between generally accepted accounting principals in India and the United States.

Solely for the convenience of readers, the financial statements have been translated into United States dollars at the foreign exchange rate of US$1 = Rs. 52.92 as published by the United States Federal Reserve Board of Governors for September 28, 2012. No representation is made that the Indian rupee amounts have been, could have been, or could be converted into United States dollars at such a rate or any other rate.

B	Use of Estimates

The preparation of financial statements requires estimates and assumptions to be made that affect the reported amount of assets and liabilities on the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Difference between the actual results and estimates are recognised in the period in which the results are known or materialise.

C	Cash and Equivalents

The Company considers cash deposits and all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

D	Inventory

Inventory is valued at cost or net realizable value, whichever is less.

E	Revenue Recognition

Revenue is recognised when it is earned and no significant uncertainilty exists as to its realisation or collection.

F	Tangible Assets

Fixed assets are stated at cost of acquisition and subsequent improvements thereto, including taxes and duties and other incidental expenses related to acquisition and installation. Depreciation is provided by the “written down value method” at rates prescribed and in the manner specified in India as per schedule XIV of the Companies Act, 1956. Depreciation on additions is provided from the date of purchase.

G	Investments

Current investments are carried at the lower of cost or fair value. Long-term investments are stated at cost with provisions for diminution in value made only if such a decline is other than temporary.

H	Employee Benefits

Benefit expense is recognised in the year related service is rendered. Post-employment and other long-term benefits are recognised at the present value of the amounts payable determined using actuarial valuation techniques. Actuarial gains and losses are charged to expense.

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I	Foreign Currency Transactions

Foreign currency transactions are accounted for at the rates prevailing on the dates of the transactions. Any gains or losses arising on account of such transactions are credited or charged to the statement of operations.

J	Provision for Current and Deferred Tax

Provision for current tax is made on the assessable income at the tax rate applicable to the relevant assessment year. Deferred tax asset and liability is calculated by applying tax rate and tax laws that are enacted or substantively enacted as on the balance sheet date. The deferred tax asset is recognized and carried forward only to the extent that there is a reasonable or virtual (if applicable) certainty that the asset will be realized in future.

K	Provision Liabilities

Provisions involving substantial degree of estimation in measurement are recognised when there is a present obligation as a result of past events and it is probable that there will be an outflow of resources.

2	Services Agreement

The Company entered into a services agreement on March 23, 2012, with My Mobile Payments Ltd. (“MMPL”), a public limited company registered under the provisions of Companies Act, 1956 in India, headquartered in Mumbai, India. MMPL owns a payment processing service known as Money on Mobile (“MoM”) that allows individuals to use their cellular phones to make routine payments and to move money using simple text messaging (SMS technology).

The agreement, as amended in September 2012, provides for MMPL engaging the Company to provide support services for its operations in consideration for payments equaling 90% of MMPL’s net revenue and the transfer of certain fixed assets to the Company. It also provides for the Company to a pay license and augmentation fees totaling Rs.75 million (US$1.4 million) in various tranches to fund the enhancement of MMPL’s intellectual property rights (“IP”) and exclusively license the IP for 14 years.

3	Share Subscription Agreement

The Company entered into a share subscription agreement on March 23, 2012, with Calpian, Inc. (“Calpian”), a United States public company incorporated in the State of Texas, headquartered in Dallas, Texas. Calpian’s investment in the Company is structured as an initial and second funding totaling Rs.127 million (US$2.4 million), then quarterly tranches of approximately Rs.61 million (US$1.2 million) each occurring over the following 6 quarters and resulting in a total expected investment of Rs.494 million (US$9.3 million). At the end of the investment series, Calpian expects to own approximately 74% of the Company with the remainder held by its management team. At September 30, 2012, Calpian had invested Rs.170.9 million (US$3.2 million) for a 37.3% equity interest in the Company.

4	Business Acquisition and Donation

In April 2012, the Company and MMPL entered into a business takeover agreement with the owners of Cell Biz Services, a firm incorporated under the India Partnership Act, 1932, (“Cellbiz”) to purchase the business and assets of Cellbiz. The Rs.55.0 million (US$1.0 million) purchase price paid by the Company has been recognised as an expense to account for the transfer of the business and assets to MMPL without monetary consideration.

5	Tangible Assets

Components at the balance sheet date were:

	Rs.	US$
Computers	1,882,636	35,575
Furniture and fixtures	2,137,686	40,395
Office equipment	483,874	9,143

	4,504,196	85,113
Accumulated depreciation	(486,992)	(9,202)

	4,017,204	75,911

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6	Related Party Transactions

Transactions with MMPL during the period and amounts receivable at September 30, 2012 included:

	Rs.	US$
Revenues	9,546,012	180,386
Fees	15,000,000	283,447
Donation of business	55,000,000	1,039,305
Tangible assets transferred	2,722,160	51,439
Payable decrease and receivable increase	33,007,975	623,733
Receivable	20,839,086	393,785

Equity share transactions during the period:

	Shares	Rs.	US$
With founding shareholders:
Shares paid up	193,325	1,933,250	36,532
With Calpian, Inc.:
Shares paid up	46,666	72,401,415	1,368,130
Share applications	—	35,405,785	669,044

7	Organization Costs

Expenses incurred by the Company prior to the incorporation are being amortized over 5 years.

8	Employee Benefit Plans

Define Contribution Plan: Company recognised an expenditure of Rs.191,908 (US$3,626) under the define contribution plan.

Define Benefit Plan: The gratuity liability is determined based on actuarial valuation using the projected unit credit method which recognises each period of service as giving rise to additional units of employee benefit entitlement and measures each unit separately to build up the final obligation. As per the valuation done by the Company’s actuary, there is no liability towards gratuity at March 31, 2012.

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